           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1998
                                                      REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ARTISAN COMPONENTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       DELAWARE                                       77-0278185
-------------------------                --------------------------------------
 (STATE OF INCORPORATION                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              1195 BORDEAUX DRIVE
                         SUNNYVALE, CALIFORNIA  94089
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            1993 STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           1997 DIRECTOR OPTION PLAN
                           (FULL TITLE OF THE PLAN)


                                ROBERT D. SELVI
                          VICE PRESIDENT, FINANCE AND
                            CHIEF FINANCIAL OFFICER
                           ARTISAN COMPONENTS, INC.
                              1195 BORDEAUX DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                (408) 734-5600
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                  Copies to:
                           ROSEMARY G. REILLY, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300


                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                        PROPOSED       PROPOSED
                                                        MAXIMUM        MAXIMUM
TITLE OF EACH CLASS                      AMOUNT         OFFERING       AGGREGATE         AMOUNT OF
 OF SECURITIES TO                         TO BE           PRICE        OFFERING        REGISTRATION
  BE REGISTERED                        REGISTERED       PER SHARE       PRICE              FEE
-----------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       4,113,637 shares    $11.75(1)      $48,335,234.75   $14,259.00
=====================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 29, 1998.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

    There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

    ITEM 3(a).

         The Registrant's Final Prospectus dated and filed with the Commission on April 29, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

    ITEM 3(b).

         The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

    ITEM 3(c).

         The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to
Section 12(g) of the Exchange Act on January 22, 1998, and any further amendment or report filed hereafter for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

         The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

Exhibit
Number     Document
-------    --------
 4.1*      1993 Stock Option Plan, as amended, and forms of agreement thereunder.

 4.2* 1997 Employee Stock Purchase Plan and form of agreement thereunder.

 4.3* 1997 Director Option Plan and form of agreement thereunder.

 5.1       Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
           Corporation.

 23.1      Consent of PricewaterhouseCoopers, Independent Accountants.

 23.2      Consent of Counsel (contained in Exhibit 5.1).

 24.1      Power of Attorney (see page II-5).

-----------------
 * Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Securities and Exchange Commission on February 2, 1998.


ITEM 9.   UNDERTAKINGS.
          ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Registrant, Indemni fication Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unen forceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant, Artisan Components, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of
California, on this 29th   day of July, 1998.


                                       ARTISAN COMPONENTS, INC.



                                       By: /s/ Mark R. Templeton
                                       ---------------------------------------
                                       Mark R. Templeton
                                       President, Chief Executive Officer and
                                        Director


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark R. Templeton and Robert D. Selvi his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      SIGNATURE                     TITLE                      DATE
    -------------                 ---------                  --------
/s/ Mark R. Templeton      President, Chief Executive     July 29, 1998
------------------------   Officer and Director
(Mark R. Templeton)        (Principal Executive
                           Officer)

/s/ Robert D. Selvi        Vice President, Finance and    July 29, 1998
------------------------   Chief Financial Officer
(Robert D. Selvi)          (Principal
                           Financial and Accounting
                           Officer)

/s/ Lucio L. Lanza         Chairman of the Board of       July 29, 1998
------------------------   Directors
(Lucio L. Lanza)


/s/ Scott T. Becker        Director                       July 29, 1998
------------------------
(Scott T. Becker)


/s/ Dr. Eli Harari         Director                       July 29, 1998
------------------------
(Dr. Eli Harari)

                               INDEX TO EXHIBITS

                                                                              SEQUENTIALLY
EXHIBIT                                                                         NUMBERED
NUMBER                             EXHIBIT                                        PAGE
------                             -------                                    ------------
 4.1*     1993 Stock Option Plan, and forms of agreement thereunder.....

 4.2*     1997 Employee Stock Purchase Plan and form of agreement
          thereunder....................................................

 4.3*     1997 Director Option Plan and form of agreement thereunder....

 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
          Corporation...................................................

 23.1     Consent of PricewaterhouseCoopers, Independent Accountants....

 23.2     Consent of Counsel (included in Exhibit 5.1)..................

 24.1     Power of Attorney (see page II-4).............................

-----------
 * Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Securities and Exchange Commission on February 2, 1998.